SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Report (Date of earliest event reported): January 27, 2004.

Intermagnetics General Corporation

(Exact Name of Registrant Specified in Charter)

New York	001-11344	14-1537454

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Old Niskayuna Road, P.O. Box 461,
Latham, New York	12110-0461

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(518) 782-1122

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Item 2. Acquisition or Disposition of Assets

     This Amendment No. 1 (the “Amendment”) amends and supplements the Form 8-K (the “Form 8-K”) filed on February 10, 2004 by Intermagnetics General Corporation, a New York corporation (“Intermagnetics”), in connection with the completion by Intermagnetics of the cash tender offer for Invivo Corporation (“Invivo”) and the subsequent merger of Invivo into Invivo Acquisition Corporation f/k/a Magic Subsidiary Corporation, a wholly owned subsidiary of Intermagnetics formed solely for the purpose of acquiring Invivo shares. By this Amendment, Intermagnetics is filing the financial statements required by Item 7(a) and the unaudited pro forma financial information required by Item 7(b).

Item 7. Financial Statements and Exhibits

     (a) Intermagnetics incorporates by reference (i) the audited consolidated financial statements for the year ended June 30, 2002, including the auditor’s report and notes included therein, contained in the section entitled “Financial Statements and Supplementary Data” of the Form 10-K filed by Invivo on September 30, 2002, (ii) the unaudited consolidated financial statements of Invivo for the six months ended December 31, 2002, including the notes therein, contained in the section entitled “Financial Information” of the Form 10-Q filed by Invivo on February 14, 2003 and (iii) the audited consolidated financial statements for the year ended June 30, 2003, including the auditor’s report and notes included therein, contained in the section entitled “Financial Statements and Supplementary Data” of the Form 10-K/A filed by Invivo on November 10, 2003. The unaudited consolidated financial statements of Invivo for the six months ended December 31, 2003 are included as Exhibit 99.1 hereto.

     (b) The unaudited pro forma financial information required by this item is included as Exhibit 99.2 hereto, including the Unaudited Pro Forma Condensed Consolidated Balance Sheet as of November 23, 2003, Unaudited Pro Forma Condensed Consolidated Income Statement for six months ended November 23, 2003, and Unaudited Pro Forma Condensed Consolidated Income Statement for twelve months ended May 25, 2003.

     (c) Exhibits

Exhibit No.	Description

99.1	Unaudited Consolidated Financial Statements of Invivo for Six Months Ended December 31, 2003.

99.2	Unaudited Pro Forma Condensed Consolidated Financial Statements, including the Unaudited Pro Forma Condensed Consolidated Balance Sheet as of November 23, 2003, Unaudited Pro Forma Condensed Consolidated Income Statement for six months ended November 23, 2003, and Unaudited Pro Forma Condensed Consolidated Income Statement for twelve months ended May 25, 2003.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

INTERMAGNETICS GENERAL CORPORATION

Date: April 12, 2004	By:	/s/	Michael K. Burke

Michael K. Burke
Executive Vice President
and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	Unaudited Consolidated Financial Statements of Invivo for six months ended December 31, 2003.

99.2	Unaudited Pro Forma Condensed Consolidated Financial Statements, including the Unaudited Pro Forma Condensed Consolidated Balance Sheet as of November 23, 2003, Unaudited Pro Forma Condensed Consolidated Income Statement for six months ended November 23, 2003, and Unaudited Pro Forma Condensed Consolidated Income Statement for twelve months ended May 25, 2003.

PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

     The following unaudited pro forma condensed consolidated financial statements combine the historical consolidated balance sheets and Income Statements of Intermagnetics and Invivo. These unaudited pro forma condensed consolidated financial statements give effect to our acquisition of Invivo that was effective January 27, 2004, using the purchase method of accounting.

     We derived this information from our unaudited consolidated financial statements for the six months ended November 23, 2003, our audited consolidated financial statements for the year ended May 25, 2003, the unaudited consolidated financial statements of Invivo for the six months ended December 31, 2003, and the audited consolidated financial statements of Invivo for the year ended June 30, 2003. The historical financial statements used in preparing the pro forma financial statements are summarized in the pro forma statements and should be read in conjunction with the complete historical financial statements and related notes of Invivo, which are incorporated by reference here and contained in Exhibit 99.1 to this filing, and of Intermagnetics, which were filed on form 10-K with the SEC on August 25, 2003.

     The unaudited pro forma condensed consolidated income statements for the six months ended November 23, 2003, and for the year ended May 25, 2003, give effect to the acquisition as if the acquisition had been consummated at the beginning of the earliest period presented. The unaudited pro forma condensed consolidated balance sheet as of November 23, 2003, gives effect to the acquisition as if it was effective November 23, 2003.

     The pro forma adjustments, which are based upon available information and upon certain assumptions that we believe are reasonable, are described in the accompanying notes. The final purchase price allocation may differ and the difference may be material. We have engaged a nationally recognized valuation expert to assist us in determining fair values of identifiable assets and liabilities.

     We are providing the unaudited pro forma condensed consolidated financial information for illustrative purposes only. The companies may have performed differently had they been combined during the periods presented. You should not rely on the unaudited pro forma condensed consolidated financial information as being indicative of the historical results that would have been achieved had the companies actually been combined during the periods presented or the future results that the combined company will experience. The unaudited pro forma condensed consolidated financial statements do not give effect to any cost savings or operating synergies expected to result from the acquisition or the costs to achieve such cost savings or operating synergies.